UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019 (December 9, 2019)

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

HaCarmel 2

Yokneam, Israel 20692

(Address of principal executive offices and Zip Code)

+972 546 642 228

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SEDO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2019, Mr. Uri Birenberg, the Chief Financial Officer (the “CFO”) of Seedo Corp. (the “Company”), resigned from his position with the Company, effective immediately. Mr. Birenberg will continue to provide services to the Company’s wholly-owned subsidiary, Eroll Grow Tech Ltd. (“Eroll”). Mr. Zohar Levy, the Company’s Chief Executive Officer, assumed the role as the Company’s interim CFO, effective as of December 9, 2019.

Item 8.01	Other Events.

On December 10, 2019, Mr. Zohar Levy, on behalf of Eroll filed a petition (the “Petition”) for a debt settlement in the Nazareth District Court (the “Court”), in accordance with Section 321 of Chapter A of Part G of the Israeli Insolvency and Economic Rehabilitation Law, seeking a debt settlement and a suspension of proceedings in order to protect Eroll’s creditors from economic damages and other future damages and to allow the Eroll to maintain its business while seeking a proposal of an acquisition of the Eroll and/or its activities and assets.

In the petition, Eroll requested that the Court authorize its entering into a loan agreement with a potential buyer, as a temporary solution until a definitive agreement is signed, and to issue an order calling for a creditors’ meeting within 10 days and appointment of a trustee, who will negotiate a definitive agreement with the potential buyer.

The Petition was filed in light of the fact that Eroll has debts of NIS 71,516,100 (approximately $20,609,827), and Eroll does not have sufficient capital to continue to fund its operations.

The Company is not included in such proceedings and is not otherwise involved in any bankruptcy proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEEDO CORP.

	By:	/s/ Zohar Levy
Date: December 11, 2019	Name: Title:	Zohar Levy Director, Chief Executive Officer

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